AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 3, 2000
                                                 REGISTRATION NO. 333-__________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                     ---------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                     ---------------------------------------
                             MEDIA ARTS GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                      77-0354419
    (STATE OR OTHER JURISDICTION OF                         (IRS EMPLOYER
    INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)

                      ---------------------------------------
                               521 CHARCOT AVENUE
                           SAN JOSE, CALIFORNIA 95131
           (Address of Principal Executive Offices including Zip Code)
                      ---------------------------------------
                             MEDIA ARTS GROUP, INC.
                            1998 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)
                      ---------------------------------------

            CRAIG FLEMING                                     COPY TO:
PRESIDENT AND CHIEF EXECUTIVE OFFICER                   ORA T. FISHER, ESQ.
        MEDIA ARTS GROUP, INC.                            LATHAM & WATKINS
          521 CHARCOT AVENUE                           135 COMMONWEALTH DRIVE
      SAN JOSE, CALIFORNIA 95131                    MENLO PARK, CALIFORNIA 94025
            (408) 324-2020                                 (650) 328-4600


         --------------------------------------------------------------
          (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                     ---------------------------------------

---------------------------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
                                                                  PROPOSED          PROPOSED
                                                                   MAXIMUM           MAXIMUM
           TITLE OF                               AMOUNT           OFFERING         AGGREGATE          AMOUNT OF
       SECURITIES TO BE                           TO BE           PRICE PER         OFFERING          REGISTRATION
          REGISTERED                            REGISTERED (1)      SHARE (2)        PRICE (2)            FEE
--------------------------------------------- ----------------- ----------------- ---------------- -----------------
Common Stock, par value $.01 per share           2,300,000           $5.25          $12,075,000       $3,187.80
--------------------------------------------- ----------------- ----------------- ---------------- -----------------

(1) This registration statement shall also cover any additional shares of common stock which become issuable under the Media Arts Group, Inc. 1998 Stock Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of Media Arts Group, Inc. (the "Company").

(2) Estimated solely for the purpose of calculating the registration fee (i) pursuant to Rule 457(h) on the basis of a weighted average exercise price per share of outstanding options for an aggregate of 1,298,500 shares at $5.56 per share, and (ii) pursuant to Rule 457(c) for the remaining 1,001,500 shares registered hereunder based on the average ($4.84375) of the high ($4.875) and low ($4.8125) prices for the Registrant's common stock as reported on the New York Stock Exchange on October 30, 2000.

     Proposed sale to take place as soon after the effective date of the Registration Statement as options granted under the Plan are exercised.

================================================================================

                                  Total Pages 4
                         Exhibit Index Appears on Page 2

     On December 3, 1998, Media Arts Group, Inc. filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (File No. 333-68301) relating to shares of common stock to be offered and sold under the plan set forth on the cover page of this Registration Statement, and the contents of that prior Registration Statement are incorporated in this Registration Statement by reference.

ITEM 8. EXHIBITS


         5.1    Opinion of Latham & Watkins.

         23.1   Consent of PricewaterhouseCoopers LLP.

         23.2   Consent of Latham & Watkins (included in Exhibit 5.1).

         24     Power of Attorney (included in the signature page to the
Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on October 30, 2000.

                         MEDIA ARTS GROUP, INC.



                         By:  /s/ Craig Fleming
                              --------------------------------------------
                              Craig Fleming, President and Chief Executive
                              Officer (Principal Executive Officer)


                         By:  /s/ Michael J. Catelani
                              --------------------------------------------
                              Michael J. Catelani, Vice President of Finance (Principal Financial and Accounting Officer)

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Timothy S. Guster and Craig Fleming, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

SIGNATURE                                TITLE                                       DATE
---------                                -----                                       ----
  /S/ CRAIG FLEMING                      President and Chief Executive Officer       October 30, 2000
-------------------------------------    (Principal Executive Officer)
Craig Fleming

  /S/ MICHAEL J. CATELANI                Vice President of Finance (Principal        October 30, 2000
-------------------------------------    Financial and Accounting Officer)
Michael J. Catelani

  /S/ KENNETH E. RAASCH                  Chairman                                    October 30, 2000
-------------------------------------
Kenneth E. Raasch

  /S/ MICHAEL L. KILEY                   Director                                    October 30, 2000
-------------------------------------
Michael L. Kiley

  /S/ THOMAS KINKADE                     Director                                    October 30, 2000
-------------------------------------
Thomas Kinkade

  /S/ NORMAN A. NASON                    Director                                    October 30, 2000
-------------------------------------
Norman A. Nason

  /S/ W. MICHAEL WEST                    Director                                    October 30, 2000
-------------------------------------
W. Michael West

  /S/ RAYMOND A. PETERSON                Director                                    October 30, 2000
-------------------------------------
Raymond A. Peterson

  /S/ HERBERT D. MONTGOMERY              Director                                    October 30, 2000
-------------------------------------
Herbert D. Montgomery

  /S/ ANTHONY D. THOMOPOULOUS            Director                                    October 30, 2000
-------------------------------------
Anthony D. Thomopoulous